Exhibit 99.1

Contacts: Rob Stewart
Investor Relations
FOR RELEASE	Tel (949) 480-8300
February 19, 2009	Fax (949) 480-8301

ACACIA RESEARCH REPORTS FOURTH QUARTER
AND YEAR END FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – February 19, 2009 – Acacia Research Corporation (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2008.

 “Acacia Research fourth quarter 2008 revenues were $18,267,000, our second highest revenue quarter to date, compared to $12,003,000 in the year ago period.  Acacia's second half 2008 revenues of $32,063,000 set a new record for a six-month period.  Cash and investments increased during the quarter by $6,158,000 to $51,518,000 at the end of the year,” commented Acacia Research Chairman and CEO, Paul Ryan. “In the fourth quarter, Acacia generated revenues from 20 new licensing agreements, covering 15 different technologies, including initial revenues from 5 new licensing programs.”

 “Acacia Research revenues for the year ended December 31, 2008 were $48,227,000 compared to $52,597,000 for 2007.  Acacia Research reported a loss from continuing operations of $13,757,000, or $0.47 per share, including non-cash patent amortization and non-cash stock compensation charges totaling $13,398,000."

 “Acacia Research acquired control of 20 new patent portfolios during 2008 for future licensing and ended the year with over 100 patent portfolios, up from 88 patent portfolios at the end of the prior year.  Acacia started generating revenues from 20 new licensing programs in 2008 and had begun generating revenues from 48 licensing programs by the end of 2008, up 71%, compared to 28 licensing programs at the end of the prior year.”

 We entered 2009 with the largest number of licensing opportunities in our history. Acacia expects continued growth in new licensing programs and the acquisition of new patent portfolios for future licensing, as we continue to build our leadership position in technology licensing.  Quarterly revenues will continue to be uneven.  Acacia is at an early stage in growing its business and our success to date in completing over 620 licensing agreements, covering 48 different technologies is generating interest from technology companies, universities and research centers wanting us to partner with them and take over the licensing of their patented technologies,” concluded Mr. Ryan.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended December 31, 2008 and 2007

Fourth quarter 2008 license fee revenues were $18,267,000 versus $12,003,000 in the comparable 2007 period.  Fourth quarter 2008 revenues included license fees from 20 new licensing agreements covering 15 of our technology licensing programs, including initial license fee revenues for our Medical Image Stabilization technology, Storage technology, Ecommerce Pricing technology, Location Based Services technology and File Locking in Shared Storage Networks technology.  Fourth quarter 2008 license fee revenues also included fees from the licensing of our DMT® technology, Telematics technology, Portable Storage Devices with Links technology,  Audio Video Enhancement and Synchronization technology, Pop-up Internet Advertising technology,  Audio Communications Fraud Detection technology, Picture Archiving & Communication Systems technology, Remote Management of Imaging Devices technology, Projector technology and High Quality Image Processing technology.  To date, on a consolidated basis, our operating subsidiaries have generated revenues from 48 technology licensing programs.

Trailing twelve-month revenues totaled $48.2 million as of December 31, 2008, as compared to $42.0 million at September 30, 2008, $37.7 million as of June 30, 2008, $36.5 million as of March 31, 2008, and $52.6 million as of December 31, 2007.

Acacia Research Corporation reported a fourth quarter 2008 loss from continuing operations of $1,807,000 versus $3,532,000 in the comparable 2007 period.  Included in fourth quarter 2008 results from continuing operations are non-cash charges totaling $3,951,000, comprised of non-cash stock compensation charges of $1,639,000 and non-cash patent amortization charges of $2,312,000.   Fourth quarter 2007 results from continuing operations included non-cash charges of $3,634,000, comprised of non-cash stock compensation charges of $2,132,000 and non-cash patent amortization charges of $1,502,000.  Non-cash stock compensation charges decreased in the fourth quarter of 2008 due to a reduction in equity-based awards outstanding resulting from certain employee terminations since the end of the prior year period.  During the fourth quarter of 2008, pursuant to the terms of the respective inventor agreement, our operating subsidiary elected to terminate its rights to exclusively license a patent portfolio, resulting in the acceleration of amortization expense for the patent related asset and an increase in amortization expense in the fourth quarter of 2008, as compared to the fourth quarter of 2007. This increase was partially offset by a scheduled reduction in amortization expense resulting from the completion of amortization on certain patent portfolios acquired in connection with the January 2005 GPH Acquisition.  The fourth quarter 2008 net loss also included an estimated other-than-temporary impairment charge of $236,000, related to certain auction rate securities held as of December 31, 2008.

Fourth quarter 2008 marketing, general and administrative expenses decreased to $5,576,000 (including non-cash stock compensation charges of $1,639,000) from $6,070,000 (including non-cash stock compensation charges of $2,132,000) in the comparable 2007 period.  Excluding the impact of the decrease in non-cash stock compensation described above, marketing, general and administrative expenses remained relatively flat quarter to quarter.

Operating expenses for the fourth quarter of 2008 and 2007 included inventor royalties expenses of $6,399,000 and $2,281,000, respectively, and contingent legal fees expenses of $3,926,000 and $3,746,000, respectively.  The majority of the patent portfolios that are owned or controlled by our operating subsidiaries are subject to patent and patent rights agreements with inventors containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis.  The economic terms of the inventor and contingent legal fee arrangements, if any, including royalty rates and contingent fee rates, vary across the patent portfolios owned or controlled by our operating subsidiaries.  As such, inventor royalties and contingent legal fees expenses fluctuate period to period, based on the amount of revenues recognized each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

Certain patent portfolios generating revenues in the fourth quarter of 2008 had contingent legal arrangements with lower applicable contingent fee rates, which are typically based on the stage of the related litigation at the time that the license agreement is executed, as compared to those patent portfolios generating revenues in the fourth quarter of 2007, resulting in the 5% increase in contingent legal fees expenses in the fourth quarter of 2008, versus the fourth quarter of 2007, as compared to the 52% increase in license fee revenues during the same periods.  Additionally, certain patent portfolios generating revenues in the fourth quarter of 2007 had inventor agreements with lower than average inventor royalty rates, as compared to those patent portfolios generating revenues in the fourth quarter of 2008, resulting in the 181% increase in inventor royalties expenses in the fourth quarter of 2008, versus the fourth quarter of 2007, as compared to the 52% increase in license fee revenues during the same periods.  In addition, the lower contingent legal fee rates for certain patent portfolios generating revenue in the fourth quarter of 2008 also contributed to the quarter to quarter increase in inventor royalties expenses as a percentage of license fee revenues recognized.

Fourth quarter 2008 patent-related legal expenses were $1,707,000 versus $2,561,000 in the comparable 2007 period.  Patent-related legal expenses include patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis.  Patent-related legal expenses include case related costs billed by outside counsel for discovery, depositions, economic analyses, damages assessments, expert witnesses and other consultants, case related audio/video presentations for the court, and other litigation support and administrative costs.  Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period.

In the fourth quarter of 2007, we incurred increased litigation support related out of pocket expenses, third party technical consulting expenses and professional expert expenses, in connection with certain of our patent portfolios that were further along in the prosecution of the related litigation and certain of our enforcement actions that proceeded to trial and concluded, resulting in increased patent –related legal expenses in the fourth quarter of 2007, as compared to 2008.  In the fourth quarter of 2008, none of our ongoing enforcement actions went to trial, despite an increase in the overall number of outstanding enforcement actions in the period.  We expect patent-related legal expenses to continue to fluctuate quarter to quarter based on the factors summarized above, in connection with current and future patent commercialization and enforcement programs.

For the Year Ended December 31, 2008 and 2007

License fee revenues recognized in 2008 totaled $48,227,000 versus $52,597,000 in 2007.  License fee revenues in 2008 included fees from the licensing of our DMT® technology, Audio Video Enhancement and Synchronization technology, Image Resolution Enhancement technology, Credit Card Fraud Protection technology, Portable Storage Devices with Links technology, Rule Based Monitoring technology, Electronic Address List Management technology, Telematics technology, Medical Image Stabilization technology, Storage technology, Ecommerce Pricing technology, Location Based Services technology, File Locking in Shared Storage Networks technology, Audio Communications Fraud Detection technology, Picture Archiving & Communication Systems technology, Remote Management of Imaging Devices technology, Projector technology, Electronic Message Advertising technology,  Wireless Traffic Information technology, Pop-up Internet Advertising technology, High Quality Image Processing technology, Vehicle Anti-Theft Parking Systems technology, Online Auction Guarantee technology, Web Personalization technology, Vehicle maintenance technology, Physical Access Control technology, High Resolution Optics technology, Software License Management technology, Authorized Spending Accounts technology and Video Editing technology.

Acacia Research Corporation reported a 2008 loss from continuing operations of $13,757,000 versus $7,359,000 in 2007.  Included in the 2008 results from continuing operations are non-cash charges totaling $13,398,000, comprised of non-cash stock compensation charges of $7,355,000 and non-cash patent amortization charges of $6,043,000.  The 2007 results from continuing operations included non-cash charges totaling $11,491,000, comprised of non-cash stock compensation charges of $5,908,000 and non-cash patent amortization charges of $5,583,000.  The increase in non-cash stock compensation charges was due to an increase in the average fair value of equity-based incentive awards expensed in 2008, as compared to 2007, and the issuance of additional equity-based incentive awards to new and existing employees during the second and third quarters of 2008, in accordance with our customary equity-based compensation practices.  During the fourth quarter of 2008, pursuant to the terms of the respective inventor agreement, management elected to terminate its rights to exclusively license a patent portfolio, resulting in the acceleration of amortization expense for the patent related asset and an increase in amortization expense in 2008, as compared to 2007.  This increase was partially offset by a scheduled reduction in amortization expense resulting from the completion of amortization on certain patent portfolios acquired in connection with the January 2005 GPH Acquisition.  The 2008 net loss also included an estimated other-than-temporary impairment charge of $486,000, related to certain auction rate securities held as of December 31, 2008.

Marketing, general and administrative expenses for 2008 increased to $24,014,000 (including non-cash stock compensation charges of $7,355,000) from $20,042,000 (including non-cash stock compensation charges of $5,908,000) in the comparable 2007 period.  Excluding the impact of the increase in non-cash stock compensation described above, the net increase was due primarily to the addition of licensing, business development and engineering personnel, an increase in patent-related research and consulting expenses for new and ongoing licensing programs and an increase in corporate, general and administrative costs related to the continued growth and expansion of our operations and the operations of our subsidiaries.

Operating expenses for 2008 and 2007 included inventor royalties expenses of $14,995,000 and $12,050,000, respectively, and contingent legal fees expenses of $12,429,000 and $17,174,000 respectively.  As described above, the economic terms of the inventor and contingent legal fee arrangements, if any, including royalty rates and contingent fee rates, vary across the patent portfolios owned or controlled by our operating subsidiaries.  As such, inventor royalties and contingent legal fees expenses fluctuate period to period based on the amount of revenues recognized each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

Certain patent portfolios generating revenues in 2008 had contingent legal arrangements with lower applicable contingent fee rates, as compared to those patent portfolios generating revenues in 2007, resulting in the 28% decrease in contingent legal fees expenses in 2008, versus 2007, as compared to the 8% decrease in license fee revenues during the same periods. Additionally, certain patent portfolios generating revenues in 2007 had inventor agreements with lower than average inventor royalty rates, as compared to those patent portfolios generating revenues in 2008, resulting in the 24% increase in inventor royalties expenses in 2008, versus 2007, as compared to the 8% decrease in license fee revenues during the same periods.  In addition, the lower contingent legal fee rates for certain patent portfolios generating revenue in 2008 also contributed to the period to period increase in inventor royalties expenses as a percentage of license fee revenues recognized.

Patent-related legal expenses for 2008 were $4,949,000 versus $7,024,000 in 2007.  Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period.  In 2007, we incurred increased litigation support related out of pocket expenses, third party technical consulting expenses and professional expert expenses, in connection with certain of our patent portfolios that were further along in the prosecution of the related litigation and certain of our enforcement actions that proceeded to trial and concluded, resulting in increased patent –related legal expenses in 2007, as compared to 2008.  During 2008, none of our ongoing enforcement actions went to trial, despite an increase in the overall number of outstanding enforcement actions during the period.  We expect patent-related legal expenses to continue to fluctuate period to period, based on the factors summarized above, in connection with current and future patent commercialization and enforcement programs.

Financial Condition

Total assets were $73,074,000 as of December 31, 2008 compared to $71,051,000 as of December 31, 2007.  Cash and cash equivalents and investments totaled $51,518,000 as of December 31, 2008 compared to $51,433,000 as of December 31, 2007.  Costs paid to acquire additional patent portfolios totaled $2,140,000 for the year ended December 31, 2008.

Business Highlights and Recent Developments

Business highlights of the fourth quarter and recent developments include the following:

(Note:  Acacia Patent Acquisition Corporation, International Printer Corporation, Data Network Storage LLC, Telematics Corporation, Light Valve Solutions LLC, Hospital Systems Corporation, Location Based Services LLC, Coronary Stent Visualization Corporation, AV Technologies LLC and Disc Link Corporation are all wholly owned operating subsidiaries of Acacia Research Corporation):

•
International Printer Corporation entered into a settlement and license agreement with Océ, N.V. and Océ North America, Inc. covering a patent portfolio that relates to networkable multifunction printer technology.  This agreement resolves patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Data Network Storage LLC entered into a settlement and license agreement with Hewlett-Packard Company covering a patent portfolio that relates to storage area network technology.  This agreement resolves patent litigation that was pending in the United States District Court for the Northern District of Texas.

•	Telematics Corporation entered into patent license agreements with the following companies:

•	Datatrac Corporation resolving patent litigation that was pending in the United States District Court for the Northern District of Georgia.
•	Cemtek Com, Inc. resolving patent litigation that was pending in the United States District Court for the Northern District of Georgia.
•	GPS Insight, LLC resolving patent litigation that was pending in the United States District Court for the Northern District of Georgia.

The Telematics technology generally relates to systems and methods for displaying mobile vehicle information on a map.  This technology can be used in navigation and fleet management systems that combine wireless communication with GPS tracking and map displays.

•	Light Valve Solutions LLC entered into settlement and license agreements with the following companies, covering a patent portfolio that relates to light valve systems:

•	Hitachi, Ltd. resolving patent litigation that was pending in the United States District Court for the Northern District of Georgia.
•	Sanyo Electric Co., Ltd. resolving patent litigation that was pending in the United States District Court for the Northern District of Georgia.
•	Nippon Avionics Co., Ltd. resolving patent litigation that was pending in the United States District Court for the Northern District of Georgia.
•	RPX Corporation
•	Sony Corporation

•
Hospital Systems Corporation resolved litigation with Philips Electronics North America Corporation pending before the United States District Court for the Eastern District of Texas.  The litigation related to a portfolio of patents that apply to medical picture archiving and communication system (PACS) technology.

•
Location Based Services LLC entered into a settlement and license agreement with Etex Telephone Cooperative, Inc. covering a portfolio of patents that generally relates to the provision of location based services via cellular phone networks.  More specifically, the technology claimed by the patents is applicable to key aspects of several location based services, such as: wireless emergency (e911) service, handset-based navigation, and many other location based services that rely on knowing the location of a cell phone.

•
Coronary Stent Visualization Corporation resolved litigation with Philips Electronics North America Corporation pending before the United States District Court for the Eastern District of Texas.  The litigation related to a portfolio of patents that apply to stabilizing medical images for interventional procedures such as cardiac catheters and stents, and for diagnostics procedures such as visualization of arterial lesions.

•
AV Technologies, LLC entered into a license agreement with Dolby Laboratories, Inc. covering a patent that applies to Audio/Video Enhancement and Synchronization technologies.  The Audio/Video Enhancement and Synchronization technologies involved generally relate to the synchronization of audio/video signals.

•
Disc Link Corporation entered into a license agreement with Environmental Systems Research Institute, Inc., covering patents relating to portable storage devices with links.  The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas with respect to certain Environmental Systems Research Institute, Inc. products. The portable storage devices with links technology generally relates to products sold or distributed on CDs or DVDs that include a link to retrieve additional data via the Internet.

•	Acacia Patent Acquisition Corporation continued its patent and patent rights acquisition activities as follows:

•
In October 2008, acquired rights to patents relating to automated tax reporting technology.  This patented technology generally relates to the automated reporting of sales and use taxes and may be used to help enforce tax laws.

•
In November 2008, acquired rights to patents relating to improved lighting technology.  This patented technology redirects and redistributes light with high efficiency from a variety of sources including LEDs and has many applications including interior, exterior, architectural, automotive and aircraft lighting systems.

•
In December 2008, acquired the rights to a patent relating to wireless data technology.  This patented technology generally relates to computer peripheral devices used for cellular data access, such as laptop broadband datacards.

•
In December 2008, acquired the rights to patents relating to vehicle occupant sensing technology.  This patented technology can be used to categorize a vehicle occupant and to control occupant protection systems, such as airbags.

______________________________________________

A conference call is scheduled for today.  The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 674-0222 for domestic callers and (201) 604-0498 for international callers. A replay of the audio presentation will be available for 30 days at (888) 346-3949 for domestic callers and (404) 260-5385 for international callers, both of whom will need to enter the PIN code 9168590# when prompted, dial 4 to listen to replays and enter the Confirmation code 20081120190933#.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries develop, acquire, and license patented technologies.  Acacia Research’s subsidiaries control over 100 patent portfolios, which include U.S. patents and certain foreign counterparts, covering technologies used in a wide variety of industries.

Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	December 31,	December 31,
	2008	2007

Total Assets	$73,074	$71,051
Total Liabilities	$14,527	$6,247
Total Stockholders’ Equity	$58,547	$64,804

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

License fee revenues	$18,267	$12,003	$48,227	$52,597
Operating expenses:
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,639 and $7,355 for the three and twelve months ended December 31, 2008 and $2,132 and $5,908 for the three and twelve months ended December 31, 2007)	5,576	6,070	24,014	20,042
Inventor royalties and contingent legal fees expense - patents	10,325	6,027	27,424	29,224
Legal expenses - patents	1,707	2,561	4,949	7,024
Amortization of patents	2,312	1,502	6,043	5,583
Write-off of patent-related intangible asset	-	-	-	235
Total operating expenses	19,920	16,160	62,430	62,108
Operating loss	(1,653)	(4,157)	(14,203)	(9,511)
Other income (expense):
Interest income	121	655	1,056	2,359
Loss on investments	(236)	-	(486)	-
Total other income (expense)	(115)	655	570	2,359
Loss from continuing operations before income taxes	(1,768)	(3,502)	(13,633)	(7,152)
Provision for income taxes	(39)	(30)	(124)	(207)
Loss from continuing operations	(1,807)	(3,532)	(13,757)	(7,359)
Discontinued operations - Split-off of CombiMatrix Corporation:
Loss from discontinued operations - Split-off of CombiMatrix Corporation	-	-	-	(8,086)
Net loss	$(1,807)	$(3,532)	$(13,757)	$(15,445)

Loss per common share:
Acacia Research Corporation common stock:
Net loss	$(1,807)	$(3,532)	$(13,757)	$(7,359)
Basic and diluted loss per share	(0.06)	(0.12)	(0.47)	(0.26)
Discontinued operations - Split-off of CombiMatrix Corporation:
Loss from discontinued operations - Split-off of CombiMatrix Corporation	$-	$-	$-	$(8,086)
Basic and diluted loss per share	-	-	-	(0.14)
Weighted average shares:
Acacia Research Corporation common stock:
Basic and diluted	29,599,602	29,117,523	29,423,998	28,503,314
Acacia Research - CombiMatrix stock:
Basic and diluted	-	-	-	55,862,707